UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2006

Key Gold Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50660	98-0372619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1942 Broadway, Suite 504, Boulder, Colorado 80302
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 323-1927

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2006, Key Gold Corporation (“we” or the “Company”) entered into a letter agreement that provided us (or our designee) with the option to purchase certain uranium properties from Somuncurah SRL, an Argentine entity. We intend for the option initially to be in the name of our to-be-formed, wholly-owned subsidiary, Strategic Resources, Ltd. The properties consist of seven groups of uranium exploration properties covering an aggregate area of 29,950 hectares in the province of La Rioja, Argentina. The properties are located in proximity with many other exploration properties currently being explored by other companies or in proximity with properties previously claimed by the Argentine National Commission of Atomic Energy (“C.N.E.A.”). Management understands that prior operators on the properties performed considerable exploration work. All of the properties are close to paved roads and are in zones of moderate climate and topography. Management understands that the infrastructure is quite adequate for uranium exploration and development.

In order to maintain the option agreement, we are obligated to make the following payments to Somuncurah:
• On or before May 10, 2007	US$ 150,000.00
• On or before May 10, 2008	US$ 150,000.00
• On or before May 10, 2009	US$ 250,000.00
• On or before November 10, 2010	US$ 2,800,000.00

The names and areas covered by the properties are as follows:
• Guanchin	3,500 hectares
• Cuesta de Miranda	4,500 hectares
• Alpasinche	3,500 hectares
• Bolson de Paluqui	3,950 hectares
• Huaco	3,000 hectares
• Rincon de los Paez	5,500 hectares
• Cuesta de Miranda I	6,000 hectares
Total	29,950 hectares

Once we have made each of the payments, Somuncurah shall promptly convey the properties to us, free and clear of all liens and encumbrances, except for those that attached due to our action or inaction. We can decline to proceed with the purchase option for any of the properties by notifying Somuncurah at least 30 days in advance of the date of the next subsequent payment. The payment amounts thereafter to be made by us shall be proportionately reduced in the ratio of the hectares contained within the relinquished property to the 29,950 total. Somuncurah shall also reserve to itself or its assigns a 1.5% net smelter return royalty interest, to be determined and documented in accordance with industry standards.

The indicator uranium mineralization in the Guanchin property is contained in the metamorphic rocks primarily as copper - uranium mineralization and is evidenced by the presence of veinlets cutting through much of the shallow zones of the sediments.

The Guanchin and Cuesta de Miranda properties lie to the southeast of the Famatina chain, close to Chilecito City. Historic mining exploration works can be seen throughout much of the area and it is expected that those workings will guide additional exploration of the mineralized structures. The exploration guides are the sedimentary/metamorphic rocks of the Negro Peinado formation (Ordovicic). These rocks are surrounded by granites from the Ñuñorco formation (Devonic).

The Guanchin uranium mineralization is related to copper carbonates, copper sulphides, fluorite, calcite, and barite. The uranium minerals are uranofano and autunite close to the surface and pitchblende at depth. The mineralization is placed in lenses containing higher grade values in the core and low grade in the outer part of the lenses. Some preliminary sampling work performed in 2006 by previous operators on the old exploration works yielded high U3O8. Preliminary mapping and radiometric recognition has also been done. Geological mapping and sampling works have been done, along with radiometric recognition.

The Alpasinche, Bolson de Palqui, and Huaco properties cover three different areas related to radiometric anomalies placed in the north, central, and south part of the Sierra de Velasco area of La Rioja. Alpasinche and Huaco have been located where a sizeable radiometric anomaly was detected, and is in proximity with a claim placed by the C.N.E.A. Bolson de Paluqui is placed close to a former uranium mine named Los Colorados and has radiometric anomalies. Los Colorados was in production in the 1990’s in the same geological formations as the Bolson de Palqui property.

The Rincon de los Paez property is placed in the south-west part of the Sierra de Sañogasta and Sierra de Vilgo, belonging to the same geological formations as the Guanchin and Cuesta de Miranda cateos. The mineralization is related to fluorite, barite, and calcite veins, together with copper.

ITEM 3.02 Unregistered Sales of Equity Securities.

We have raised approximately $1,000,000 (subject to a 20% green shoe to cover over-allotments) in a private placement of units of our equity securities. Each unit consisted of one share of our common stock and two warrants, each for the purchase of an additional share of our common stock. The per-unit purchase price was $0.04. The exercise price of each “A Warrant” is $0.07; and the exercise price of each “B Warrant” is $0.12. The Warrants will be exercisable between April 1, 2007, and, in the case of the A Warrants, the one-year anniversary of the closing of the offering and, in the case of the B Warrants, the two-year anniversary of the closing of the offering. We plan to use the funds generated by the sale of the 25 million units (or up to 30 million, upon the exercise of the green shoe) and by the exercise of the Warrants (as to which exercise there can be no assurance) primarily in connection with our new uranium project in Argentina and for general corporate purposes.

In connection with the issuance and sale of the units, we entered into a registration rights agreement, pursuant to which we will use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission in respect of the issued shares and the shares underlying the warrants no later than two weeks after the filing of the Company’s Annual Report on Form 10-KSB for the current fiscal year and to cause the registration statement to be declared effective promptly.

None of the units or their component parts was registered under the Securities Act of 1933, as amended. The securities were issued pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933, as each of our subscribers is not a “U.S. Person”, as that term is defined in Rule 902(k) of Regulation S. No directed selling efforts in the United States were used in connection with the offering. Each of the investors has agreed to resell the common stock only pursuant to an effective resale registration statement or to an available exemption from such registration. The shares and warrant certificates contained a legend to such effect.

ITEM 8.01 Other Events.

Prior to the end of this year, we intend to combine Strategic Resources, Ltd. into us, which will result in a change of our name to “Strategic Resources, Ltd.” In connection with that combination, we shall obtain a new CUSIP number and our trading symbol will also be changed. Concurrently with that combination, our common stock will be the subject of a 1-for-2 reverse stock split.

On December 6, 2006, we issued a press release announcing our letter agreement for the option to purchase the uranium properties, our equity private placement, and the pending 1-for-2 reverse stock split and change of our name and CUSIP number.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.10	Letter Agreement dated December 1, 2006, by and between Company and Somuncurah SRL.

10.11	Form of “A” Warrant to Purchase Shares of Common Stock.

10.12	Form of “B” Warrant to Purchase Shares of Common Stock.

10.13	Form of Registration Rights Agreement.

99.4	Press Release dated December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEY GOLD CORPORATION

By:	/s/ John Anderson
John Anderson
President, Chief Executive Officer, Secretary, Treasurer, and Director

Date:	December 6, 2006